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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

     Align-Rite International, Inc. is incorporated in the State of California.

     The following table shows the Company's subsidiaries as of March 31, 1999, and the jurisdiction under which each subsidiary is incorporated. These subsidiaries are included in the Company's consolidated financial statements.

                                                               JURISDICTION OF
                                                                INCORPORATION
                                                              ------------------
Align-Rite International Inc. ..............................  California, USA
Align-Rite BV...............................................  Netherlands
  Align-Rite GmbH...........................................  Heilbronn, Germany
Align-Rite International Limited............................  United Kingdom
  Align-Rite Limited........................................  United Kingdom
  Align-Rite Corporation....................................  Nevada, USA